UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    April 10, 2014

Legacy Reserves LP

(Exact name of registrant as specified in its charter)

Delaware	1-33249	16-1751069
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

303 W. Wall, Suite 1800 Midland, Texas	79701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (432) 689-5200

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Underwriting Agreement

On April 10, 2014, Legacy Reserves LP (the “Partnership”), Legacy Reserves GP, LLC, the general partner of the Partnership, and Legacy Reserves Operating GP LLC and Legacy Reserves Operating LP, each a wholly owned subsidiary of the Partnership, entered into an underwriting agreement (the “Underwriting Agreement”) with Stifel, Nicolaus & Company, Incorporated, Barclays Capital Inc. and MLV & Co. LLC as representatives of the several underwriters named therein (collectively, the “Underwriters”), pursuant to which the Partnership agreed to sell 2,000,000 8% Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units  (the “Firm Units”) representing limited partner interests in the Partnership (the “Series A Preferred Units”) at a price to the public of $25.00 per Series A Preferred Unit ($24.2125 per Series A Preferred Unit to the Partnership, net of underwriting discount and commissions). Closing of the issuance and sale of the Series A Preferred Units is scheduled for April 17, 2014. Pursuant to the Underwriting Agreement, the Partnership granted the Underwriters a 30-day option to purchase up to an additional 300,000 Series A Preferred Units on the same terms and conditions as the Firm Units.  The Partnership will pay cumulative distributions in cash on the Series A Preferred Units at a rate of 8% per annum of the $25.00 liquidation preference per Series A Preferred Unit (equal to $2.00 per Series A Preferred Unit per annum) until, but not including, April 15, 2024, and, on and after April 15, 2024, at an annual rate equal to the sum of (a) three-month LIBOR as calculated on each applicable date of determination and (b) 5.24% based on $25.00 liquidation reference per Series A Preferred Unit. The Partnership will receive net proceeds from the offering of approximately $48.1 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Partnership, assuming the Underwriters do not exercise their option to purchase additional Series A Preferred Units.  The Partnership expects to use the net proceeds to fund a portion of the consideration for certain acquisitions and for general partnership purposes.  Pending the use of net proceeds for other purposes, the Partnership intends to apply the net proceeds to reduce outstanding borrowings under its revolving credit facility.

The offering of the Series A Preferred Units has been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to an effective registration statement on Form S-3 (Registration No. 333-194999) of the Partnership (the “Registration Statement”), and the prospectus supplement dated April 10, 2014, filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act.

The Underwriting Agreement provides that the obligations of the Underwriters to purchase the Series A Preferred Units are subject to approval of certain legal matters by counsel to the Underwriters and other customary conditions. The Partnership has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of the those liabilities.

The summary of the Underwriting Agreement in this report does not purport to be complete and is qualified by reference to such agreement, which is filed as Exhibit 1.1 hereto.

Item 9.01  Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit Number	Description
1.1	Underwriting Agreement, dated April 10, 2014, among Legacy Reserves LP and the Underwriters named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Legacy Reserves LP

	By:	Legacy Reserves GP, LLC,
its General Partner

Date: April 16, 2014	By:	/s/ James Daniel Westcott
	Name:	James Daniel Westcott
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
1.1	Underwriting Agreement, dated April 10, 2014, among Legacy Reserves LP and the Underwriters named therein.